Exhibit 99.1

Five9 Announces First Quarter 2026 Financial Results
Q1 Revenue grew 9% year-over-year
Q1 Subscription Revenue grew 13% year-over-year
Announces $90 million accelerated share repurchase to complete $150 million program
Announces authorization for a new $200 million share repurchase program

SAN RAMON, Calif. - April 30, 2026 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the first quarter ended March 31, 2026.
First Quarter 2026 Financial Results
•Revenue for the first quarter of 2026 increased 9% to $305.3 million, compared to $279.7 million for the first quarter of 2025.
•GAAP gross margin was 55.9% for the first quarter of 2026, compared to 55.0% for the first quarter of 2025.
•Adjusted gross margin was 63.6% for the first quarter of 2026, compared to 62.4% for the first quarter of 2025.
•GAAP net income for the first quarter of 2026 was $18.4 million, or $0.21 per diluted share, and 6.0% of revenue, compared to GAAP net income of $0.6 million, or $0.01 per diluted share, and 0.2% of revenue, for the first quarter of 2025.
•Non-GAAP net income for the first quarter of 2026 was $58.6 million, or $0.76 per diluted share, and 19.2% of revenue, compared to non-GAAP net income of $47.3 million, or $0.62 per diluted share, and 16.9% of revenue, for the first quarter of 2025.
•Adjusted EBITDA for the first quarter of 2026 was $74.5 million, or 24.4% of revenue, compared to $52.7 million, or 18.8% of revenue, for the first quarter of 2025.
•GAAP operating cash flow for the first quarter of 2026 was $63.9 million, compared to GAAP operating cash flow of $48.4 million for the first quarter of 2025.

“This quarter marks a second quarter of accelerating subscription revenue growth and an important first step in translating our strategy into strong, quantifiable results. With a renewed focus on a performance-driven culture, we are taking decisive action to sharpen our execution and optimize our organizational design. We are committed to building on this momentum and demonstrating our progress as we position Five9 to win for the next decade.”

- Amit Mathradas, Chief Executive Officer
Five9 also announced today its intent to enter into an accelerated share repurchase of $90 million to close out the remaining balance of the $150 million share repurchase program announced on November 6, 2025, and that its Board of Directors authorized a new share repurchase program for up to $200 million of common stock.

First Quarter & Recent Business Highlights
•LTM subscription and telecom dollar-based retention rate was 105% as of March 31, 2026
•LTM subscription dollar-based retention rate was 107% as of March 31, 2026
•Appointed Jay Lee as Chief Marketing and Growth Officer
•Launched Joint Enterprise Customer Experience AI Solution with Google Cloud
•Supplemental metric disclosure is available on the Investor Relations section of the Company's website at https://investors.five9.com/
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing impact of macroeconomic challenges.
•For the full year 2026, Five9 expects to report:
•Revenue in the range of $1.254 to $1.266 billion.
•GAAP net income per share in the range of $0.73 to $0.85, assuming diluted shares outstanding of approximately 85.4 million.
•Non-GAAP net income per share in the range of $3.22 to $3.30, assuming diluted shares outstanding of approximately 76.0 million.
•For the second quarter of 2026, Five9 expects to report:
•Revenue in the range of $303.0 to $309.0 million.
•GAAP net loss per share in the range of $(0.09) to $0.00, assuming basic shares outstanding of approximately 75.3 million.
•Non-GAAP net income per share in the range of $0.65 to $0.69, assuming diluted shares outstanding of approximately 75.4 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its first quarter 2026 results today, April 30, 2026, via an audio-only Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at https://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, acquisition and related transaction costs and one-time integration costs, and lease amortization for finance leases. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income: depreciation and amortization, stock-based compensation, interest expense, interest income and other, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, one-time expenses related to advisory services for long-term strategy and growth, legal fees related to the securities class action, and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP income from operations: stock-based compensation, intangibles amortization, acquisition and related transaction costs and one-time integration costs, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, one-time expenses related to advisory services for long-term strategy and growth, and legal fees related to the securities class action. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net income: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to closure and relocation of Russian operations, acquisition and related transaction costs and one-time integration costs, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, one-time expenses related to advisory services for long-term strategy and growth, and legal fees related to the securities class action. For the periods presented, these adjustments from GAAP net income to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating income carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding shifts in the CX industry, customer preferences for unified platforms where AI is natively embedded, Five9's market position and expected impact on the Company's growth, Five9's market opportunity and growth prospects, including as a result of AI, Five9’s ability to deliver sustainable growth and robust free cash flow, Five9’s stock repurchase program, and the second quarter and full year 2026 financial projections and expectations set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic challenges, global tariff increases and potential future increases and announcements regarding same, continued inflation, uncertainty regarding consumer spending, high interest rates, fluctuations in currency rates, the impact of current and potential global conflicts, and other factors, may continue to harm our business; (ii) if we are unable to attract new customers or sell additional services and functionality to our existing customers, our revenue and revenue growth will be harmed; (iii) if our existing customers terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our customer base; (iv) because a significant percentage of our revenue is derived from existing customers, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing customers may experience service outages, our new customers may experience delays in the deployment of our solution and we could be subject to claims for credits or damages, among other things; (vi) if we are unable to attract and retain highly skilled leaders and other employees, our business and results of operations may be harmed; (vii) as AI solutions will likely perform an increasing proportion of contact center interactions, if we are unable to replace decreases in subscription revenue from licenses with revenue from the sale of additional AI solutions, our revenue, results of operations and business will be harmed; (viii) further development of our AI solutions may not be successful, may not achieve market acceptance or compete effectively against our competitors, and may result in reputational harm and our future operating results could be materially harmed; (ix) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (x) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xi) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (xii) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (xiii) failure to adequately retain and expand our sales force will impede our growth; (xiv) the use of AI by our workforce may present risks to our business; (xv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xvi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xvii) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xviii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xix) security breaches, cybersecurity incidents, and improper access to, use of, or disclosure of our data or our customers’ data, or other cyber-attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xx) we may acquire other companies, or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xxi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xxii) we rely on third-party telecommunications and internet service providers to provide our customers and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose customers and subject us to claims for credits or damages, among other things; (xxiii) prior to 2025, we had a history of losses and we may be unable to sustain profitability; (xxiv) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxvi) failure to comply with laws and regulations could harm our business and our reputation; (xxvii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; (xxviii) risks that we may not execute repurchases in full, under our announced stock repurchase program, or may not achieve the intended benefits therefrom; and (xxix) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.
About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,450 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 3,000 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$273,011	$232,084
Marketable investments	450,865	464,835
Accounts receivable, net	136,541	130,984
Prepaid expenses and other current assets	54,699	43,107
Deferred contract acquisition costs, net	90,241	88,714
Total current assets	1,005,357	959,724
Property and equipment, net	167,198	164,635
Operating lease right-of-use assets	43,321	46,375
Finance lease right-of-use assets	11,939	14,216
Intangible assets, net	47,756	51,166
Goodwill	366,253	366,253
Other assets	46,107	10,725
Deferred contract acquisition costs, net — less current portion	177,379	176,976
Total assets	$1,865,310	$1,790,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,586	$29,973
Accrued and other current liabilities	87,961	84,120
Operating lease liabilities	12,806	12,922
Finance lease liabilities	8,117	8,480
Deferred revenue	83,334	77,515
Total current liabilities	222,804	213,010
Convertible senior notes — less current portion	736,370	735,490
Operating lease liabilities — less current portion	38,859	42,116
Finance lease liabilities — less current portion	4,159	6,090
Other long-term liabilities	33,487	7,547
Total liabilities	1,035,679	1,004,253
Stockholders’ equity:
Common stock	77	77
Additional paid-in capital	1,188,499	1,163,072
Accumulated other comprehensive income	872	897
Accumulated deficit	(359,817)	(378,229)
Total stockholders’ equity	829,631	785,817
Total liabilities and stockholders’ equity	$1,865,310	$1,790,070

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue	$305,319	$279,705
Cost of revenue	134,792	125,973
Gross profit	170,527	153,732
Operating expenses:
Research and development	39,676	41,100
Sales and marketing	79,489	82,855
General and administrative	32,869	35,205
Total operating expenses	152,034	159,160
Income (loss) from operations	18,493	(5,428)
Other income (expense), net:
Interest expense	(3,142)	(4,115)
Interest income and other	5,212	10,303
Total other income (expense), net	2,070	6,188
Income before income taxes	20,563	760
Provision for income taxes	2,151	184
Net income	$18,412	$576
Net income per share:
Basic	$0.24	$0.01
Diluted	$0.21	$0.01
Shares used in computing net income per share:
Basic	76,823	75,949
Diluted	86,298	89,275

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net income	$18,412	$576
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,842	14,490
Reduction in the carrying amount of right-of-use assets	5,311	5,084
Amortization of deferred contract acquisition costs	23,888	20,362
Accretion of discount on marketable investments	(1,233)	(3,313)
Provision for credit losses	365	423
Stock-based compensation	32,664	39,245
Amortization of discount and issuance costs on convertible senior notes	879	1,407
Impairment charge of long-lived assets	136	322
Interest on finance lease obligations	187	266
Deferred taxes - excluding tax benefit from acquisition	15	192
Other	851	(163)
Changes in operating assets and liabilities:
Accounts receivable	(5,923)	(3,866)
Prepaid expenses and other current assets	(1,935)	3,008
Deferred contract acquisition costs	(25,818)	(25,429)
Other assets	3,239	843
Accounts payable	1,159	2,731
Accrued and other current liabilities	(10,990)	(3,208)
Deferred revenue	5,607	(4,561)
Other long-term liabilities (including non-current portions of operating and finance lease liabilities)	(740)	(25)
Net cash provided by operating activities	63,916	48,384
Cash flows from investing activities:
Purchases of marketable investments	(114,064)	(275,939)
Proceeds from sales of marketable investments	58,372	—
Proceeds from maturities of marketable investments	70,021	251,292
Purchases of property and equipment	(5,265)	(4,724)
Capitalization of software development costs	(9,210)	(8,732)
Net cash used in investing activities	(146)	(38,103)
Cash flows from financing activities:
Proceeds from exercise of common stock options	445	3
Cash paid for repurchase of the Company's common stock	(10,012)	—
Principal repayment on financing liability	(10,779)	—
Payment of finance lease liabilities	(2,482)	(2,166)
Net cash used in financing activities	(22,828)	(2,163)
Net increase in cash, cash equivalents and restricted cash	40,942	8,118
Cash, cash equivalents and restricted cash:
Beginning of period	234,131	364,185
End of period	$275,073	$372,303

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025

GAAP gross profit	$170,527	$153,732
GAAP gross margin	55.9%	55.0%
Non-GAAP adjustments:
Depreciation	11,964	7,783
Intangibles amortization	3,410	4,100
Stock-based compensation	6,307	7,184
Acquisition and related transaction costs and one-time integration costs	14	—
Lease amortization for finance leases	2,090	1,816
Adjusted gross profit	$194,312	$174,615
Adjusted gross margin	63.6%	62.4%

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025

GAAP net income	$18,412	$576
Non-GAAP adjustments:
Depreciation and amortization	17,842	14,490
Stock-based compensation	32,664	39,245
Interest expense	3,142	4,115
Interest (income) and other	(5,212)	(10,303)
Acquisition and related transaction costs and one-time integration costs	1,683	982
Lease amortization for finance leases	2,282	2,008
One-time expenses related to strategic consulting services for operational review	—	1,265
Other cost-reduction and productivity initiatives	(3)	—
One-time expenses related to advisory services for long-term strategy and growth	1,175	—
Legal fees related to the securities class action	347	141
Provision for income taxes	2,151	184
Income tax expense effects (1)	—	—
Adjusted EBITDA	$74,483	$52,703
Adjusted EBITDA as % of revenue	24.4%	18.8%

(1) Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025

Income (loss) from operations	$18,493	$(5,428)
Non-GAAP adjustments:
Stock-based compensation	32,664	39,245
Intangibles amortization	3,410	4,100
Acquisition and related transaction costs and one-time integration costs	1,683	982
One-time expenses related to strategic consulting services for operational review	—	1,265
Other cost-reduction and productivity initiatives	(3)	—
One-time expenses related to advisory services for long-term strategy and growth	1,175	—
Legal fees related to the securities class action	347	141
Non-GAAP operating income	$57,769	$40,305

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025

GAAP net income	$18,412	$576
Non-GAAP adjustments:
Stock-based compensation	32,664	39,245
Intangibles amortization	3,410	4,100
Amortization of discount and issuance costs on convertible senior notes	879	1,407
Exit costs related to closure and relocation of Russian operations	(2)	(376)
Acquisition and related transaction costs and one-time integration costs	1,683	982
One-time expenses related to strategic consulting services for operational review	—	1,265
Other cost-reduction and productivity initiatives	(3)	—
One-time expenses related to advisory services for long-term strategy and growth	1,175	—
Legal fees related to the securities class action	347	141
Income tax expense effects (1)	—	—
Non-GAAP net income	$58,565	$47,340
GAAP net income per share:
Basic	$0.24	$0.01
Diluted	$0.21	$0.01
Non-GAAP net income per share:
Basic	$0.76	$0.62
Diluted	$0.76	$0.62
Shares used in computing GAAP net income per share:
Basic	76,823	75,949
Diluted	86,298	89,275
Shares used in computing non-GAAP net income per share:
Basic	76,823	75,949
Diluted	76,885	76,629

(1)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026			March 31, 2025
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$6,307	$11,964	$3,410	$7,184	$7,783	$4,100
Research and development	7,515	838	—	8,690	680	—
Sales and marketing	8,564	5	—	11,574	36	—
General and administrative	10,278	1,625	—	11,797	1,891	—
Total	$32,664	$14,432	$3,410	$39,245	$10,390	$4,100

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	June 30, 2026		December 31, 2026
	Low	High	Low	High

GAAP net income (loss)	$(6,840)	$176	$62,394	$72,474
Non-GAAP adjustments:
Stock-based compensation(2)	37,252	35,252	143,241	141,241
Intangibles amortization	3,404	3,404	13,580	13,580
Amortization of discount and issuance costs on convertible senior notes	912	912	3,686	3,686
Exit costs related to closure and relocation of Russian operations	—	—	(2)	(2)
Acquisition and related transaction costs and one-time integration costs(3)	3,040	2,040	8,317	7,317
Other cost reduction and productivity initiatives	—	—	(3)	(3)
One-time expenses related to advisory services for long-term strategy and growth	1,843	1,843	3,240	3,240
Corporate headquarter consolidation costs	9,000	8,000	9,000	8,000
Legal fees related to the securities class action	400	400	1,547	1,547
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$49,011	$52,027	$245,000	$251,080
GAAP net income (loss) per share:
Basic	$(0.09)	$0.00	$0.83	$0.96
Diluted	$(0.09)	$0.00	$0.73	$0.85
Non-GAAP net income per share:
Basic	$0.65	$0.69	$3.24	$3.32
Diluted	$0.65	$0.69	$3.22	$3.30
Shares used in computing GAAP net income (loss) per share:
Basic	75,300	75,300	75,600	75,600
Diluted	75,300	75,300	85,400	85,400
Shares used in computing non-GAAP net income per share:
Basic	75,300	75,300	75,600	75,600
Diluted	75,400	75,400	76,000	76,000

(1)Represents guidance discussed on April 30, 2026. Reader shall not construe presentation of this information after April 30, 2026 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.
(4)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

Investor Contact:

Tony Righetti
SVP, Investor Relations
IR@five9.com

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